UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2020

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 858-9794

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 21, 2020, Jerrold Barag retired as the Chief Executive Officer of CatchMark Timber Trust, Inc. (the “Company”) and as a member of the Company’s board of directors (the “Board”). Mr. Barag’s retirement was not as a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

The Board has elected Brian M. Davis, the Company’s President and Chief Financial Officer, to serve as its Chief Executive Officer and President and has elected Mr. Davis to the Board and to serve on the Board’s Finance and Investment Committee, in each case effective as of January 21, 2020. The Board has also elected Ursula A. Godoy-Arbelaez, the Company’s Vice President and Treasurer, to serve as its Senior Vice President, Chief Financial Officer and Treasurer and Todd P. Reitz, the Company’s Senior Vice President – Forest Resources, to serve as its Senior Vice President and Chief Resources Officer, also effective January 21, 2020.

Brian M. Davis, 50, served as the Company’s President and Chief Financial Officer from April 2019 to January 2020, having previously served as its Senior Vice President and Chief Financial Officer since March 2013. Mr. Davis served as the Company’s Treasurer from October 2013 to February 2018, as the Company’s Assistant Secretary from August 2013 to July 2018, and as its Secretary from July 2018 to October 2018. Mr. Davis also serves on the board of directors of TexMark Timber Treasury, L.P., the Company’s joint venture with a consortium of institutional investors that owns 1.1 million acres of prime East Texas timberlands (the “Triple T Joint Venture”). Mr. Davis served as Senior Vice President and Chief Financial Officer of Wells Timberland Investment Management Organization, LLC (“Wells TIMO”) from March 2009 until October 2013 and as Vice President from October 2007 through March 2009. From 2000 until joining Wells Real Estate Funds, Inc. in 2007, Mr. Davis held various roles at Atlanta-based SunTrust Bank, delivering strategic advisory, capital-raising and financial risk-management solutions to large corporate and middle-market clients. Mr. Davis has more than 25 years of experience in business and financial services, and has held key roles in finance, treasury and strategy. Mr. Davis received his Bachelor of Business Administration and Master of Business Administration from Ohio University.

The Board concluded that Mr. Davis should be appointed to the Board as a result of his role as Chief Executive Officer and President of the Company as well as his deep industry knowledge, financial expertise and vision for the Company.

Ursula A. Godoy-Arbelaez, 39, served as the Company’s Vice President and Treasurer from May 2018 to January 2020, as the Company’s Treasurer from February 2018 to May 2018, and as its Director of Finance from October 2013 to May 2018. Ms. Godoy-Arbelaez also serves as the Secretary and Treasurer of the Triple T Joint Venture. Ms. Godoy-Arbelaez previously served as Director of Finance of Wells TIMO from December 2011 until October 2013, as Finance Consultant from January 2009 until December 2011, and as Senior Financial Analyst from February 2008 to January 2009. From 2002 until joining Wells TIMO in 2008, Ms. Godoy-Arbelaez worked at Wells Real Estate Funds, Inc. where she held various positions in finance, treasury and accounting. Ms. Godoy-Arbelaez received a Bachelor of Business Administration in Accounting and a Master of Business Administration in Finance from Georgia State University.

Todd P. Reitz, 48, served as the Company’s Senior Vice President, Forest Resources from March 2017 to January 2020 and was designated as its principal operating officer in October 2018. Mr. Reitz also serves on the board of directors of the Triple T Joint Venture. Mr. Reitz has more than 20 years of experience in the timber industry with extensive marketing, harvesting, silviculture and business development experience across the U.S. South from East Texas to Virginia. From 2016 to 2017, Mr. Reitz served as the Atlantic South Regional Marketing Manager for Weyerhaeuser Company with operational oversight for all log and pulpwood production from East Alabama to Virginia. Mr. Reitz served as the Director of Export Business from 2013 to 2016 and as Senior Resource Manager from 2005 to 2013 at Plum Creek Timber Company, Inc., which he joined in 1997. From 1994 to1997, Mr. Reitz worked for Stone Container Corporation, recruiting new landowners for future procurement and fiber sourcing. Mr. Reitz received his Bachelor of Science in Forest Management from Texas A&M University.

In connection with his appointment as Chief Executive Officer and President, Mr. Davis will receive an annual base salary of $500,000, the ability to earn an annual performance-based cash incentive award at a target of 60% of his base salary and a long-term incentive plan target award of $925,000. In connection with her appointment as Senior Vice President, Chief Financial Officer and Treasurer, Ms. Godoy-Arbelaez will receive an annual base salary of $265,000, the ability to earn an annual performance-based cash incentive award at a target of 50% of her base salary and a long-term incentive plan target award of $250,000. In addition, in connection with his appointment as Senior Vice President and Chief Resources Officer, Mr. Reitz’s annual base salary was increased to $369,750.

In connection with Ms. Godoy-Arbelaez’s appointment as Senior Vice President, Chief Financial Officer and Treasurer, the Company entered into a customary indemnification agreement (“Indemnification Agreement”) with Ms. Godoy-Arbelaez in the same form previously entered into by the Company with its other directors and executive officers, including Messrs. Davis and Reitz. The form of the Indemnification Agreement was filed as Exhibit 10.12 to Company’s Registration Statement on Form S-11 filed September 23, 2013 and is incorporated herein by reference.

In connection with Mr. Barag’s retirement, he entered into a Separation Agreement, dated as of January 20, 2020 (the “Separation Agreement”) with the Company. The Separation Agreement provides for a severance payment equal to two times the sum of his annual base salary plus his target bonus for 2019, or $1,928,996, which amount will be paid in equal monthly installments over a 24-month period. He will also be entitled to receive his 2019 annual bonus in an amount equal to no less than his target award of $397,146, payable in accordance with the Company’s annual cash incentive award program and at the same time that annual bonuses are paid to the Company’s other named executive officers. In addition, his 103,135 shares of time-based restricted stock awards will become immediately vested and the Company will repurchase such shares, net of shares withheld to cover taxes, at a per share price equal to the average closing price of the common stock for the five-day trading period ended prior to January 21, 2020. Mr. Barag’s 215,181 performance-based LTIP units will be treated as if the performance period for such awards ended on January 21, 2020, with the portion of such awards that is earned determined based on actual achievement of the applicable performance metrics through such date. Mr. Barag will be entitled to receive a pro rata portion of such earned awards, based on the number of full months served during the performance period divided by 36, which awards will be immediately vested and will otherwise remain subject to the terms and conditions of the applicable documents governing the LTIP units. Mr. Barag will also be entitled to receive payments pursuant to his distribution equivalent awards with respect to his shares of restricted stock that become vested and with respect to his performance-based LTP units to the extent of the pro rata portion of the LTIP units earned.

Under the Separation Agreement, Mr. Barag has agreed to provide the Company consulting services for 90 days. The Separation Agreement also provides for a general release by Mr. Barag of all claims and potential claims, customary mutual non-disparagement provisions, and that the restrictive covenants under Mr. Barag’s employment agreement remain in full force and effect.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Number	Description

10.1	Separation Agreement, dated as of January 20, 2020, by and between Jerrold Barag and CatchMark Timber Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: January 21, 2020	By:	/s/ Lesley H. Solomon
Lesley H. Solomon
General Counsel & Secretary